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                                  PREMCOR INC.
                        2002 SPECIAL STOCK INCENTIVE PLAN

     1. OBJECTIVES.

     This Premcor Inc. 2002 Special Stock Incentive Plan is designed to attract and retain Thomas D. O'Malley ("Executive"), whose skills and talents are important to the operations of Premcor Inc. and its subsidiaries (together, as more fully defined herein, the "Company").

     2. DEFINITIONS.

     "Blackstone" - means The Blackstone Group, Blackstone Capital Partners III Merchant Banking Fund L.P, Blackstone Offshore Partners III L.P. and Blackstone Family Investment Partnership III L.P., and their respective affiliates, subsidiaries and general partners.

     "Board" - The Board of Directors of the Company.

     "Capital Stock" or "stock" - The Common Stock, $.01 par value per share, of the Company.

     "Cause" - shall have the same meaning as such term is defined in the Employment Agreement.

     "Change in Control" - A change in control shall be deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14(d) of the 1934
Act), other than Blackstone, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of its then outstanding securities entitled to vote in the election of directors.

     "Committee" - The Compensation Committee of the Board (if any) or such other committee as may be designated by the Board to administer the Plan; provided, however, that the Committee (a) shall be composed solely of two or more non-employee directors, as defined in Rule 16(b)-3(b)(3) under the 1934 Act, and (b) shall be constituted to permit Stock Options under the Plan to qualify for exemption under the 1934 Act.

     "Company" - Premcor Inc.

     "Disability" - shall have the same meaning as such term is defined in the Employment Agreement.

     "Employment Agreement" - that certain Employment Agreement dated February 1, 2002 by and between the Company and Executive.

     "Fair Market Value" - If the Capital Stock is traded on NASDAQ, the Fair Market Value of Capital Stock as of any date shall be the closing sale price on that date of a share of Capital Stock as reported in the NASDAQ National Market Issues quotations of the Midwest Edition of the Wall Street Journal. If the Capital Stock is traded on the New York Stock Exchange, the Fair Market Value of Capital Stock as of any date shall be the closing sale price on that date of a share of Capital Stock as reported on the New York Stock Exchange Composite Tape (or, if the Capital Stock is not traded on NASDAQ or the New York Stock Exchange, as applicable, on such date, on the next preceding date on which it was so traded).

     "Good Reason" - shall have the same meaning as such term is defined in the Employment Agreement.

     "Initial Option" - shall have the same meaning as such term is defined in the Employment Agreement.

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     "1934 Act" - The Securities Exchange Act of 1934, as amended from time to time.

     "Participant" - Executive.

     "Plan" - This Premcor Inc. 2002 Special Stock Incentive Plan, as amended from time to time.

     "Public Offering" - A sale of shares of Capital Stock to the public pursuant to an effective registration statement filed under the Securities Act of 1993, as amended.

     "Rule 16b-3" - means Rule 16b-3, as from time to time amended and applicable to the Participant, promulgated by the SEC under Section 16 of the 1934 Act.

     "Stock Option" - means the right to purchase a specified number of shares of Capital Stock, granted pursuant to Section 7 of the Plan.

     "Stock Option Award Certificate" - The certificate provided to the Participant containing the terms and conditions of the Stock Option not otherwise included in the Plan, a form of which is attached hereto as Exhibit II.

     "Stock Option Shares" - means shares of Capital Stock acquired pursuant to Stock Options.

     "SEC" - means the United States Securities and Exchange Commission.

     3. ELIGIBILITY.

     Subject to the execution of the Employment Agreement by Executive, Executive shall be eligible for the grant of a Stock Option under the Plan.

     4. CAPITAL STOCK AVAILABLE FOR AWARDS.

     The number of shares of Capital Stock that may be issued or delivered under the Plan for Stock Options granted during the term of the Plan is 3,400,000 shares. Such shares may consist of Capital Stock which is authorized and unissued and has been authorized by the Board to be issued under the Plan or Capital Stock which is authorized and issued and has been acquired by or on behalf of the Company or the Plan and is available for Stock Options under the Plan.

     5. ADMINISTRATION.

     The Plan shall be administered by the Board, which shall have full and exclusive power to grant waivers of Stock Option restrictions and to adopt such rules, regulations and guidelines for carrying out the Plan and such modifications, amendments, procedures, and the like as are necessary or proper to comply with provisions of the laws and regulations of the jurisdictions in which the Company operates in order to assure the viability of Stock Options granted under the Plan and to enable the Participant regardless of where employed to receive advantages and benefits under the Plan and such laws and regulations.

     6. DELEGATION OF AUTHORITY.

     The Board may delegate to the Committee its duties under the Plan pursuant to such conditions or limitations as the Board may establish, except to the extent that the grant or exercise of such authority

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would cause any Stock Option or transaction to fail to qualify for exemption under Rule 16b-3.

     7. STOCK OPTIONS.

     The Board shall determine the Stock Options to be awarded to the Participant and shall set forth in the related Stock Option Award Certificate the terms, conditions, requirements and limitations applicable to such Stock Option. No Stock Option shall be exercisable more than ten years after the date of its grant.

     Unless specified in the Employment Agreement, the Participant shall not have any claim to be granted any Stock Option under the Plan. Nothing contained in the Plan or any Stock Option Award Certificate shall confer, and no grant of a Stock Option shall be construed as conferring, upon the Participant any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate the Participant's employment at any time or increase or decrease the Participant's compensation from the rate in existence at the time of granting of a Stock Option.

     8. STOCK OPTION EXERCISE.

     The price at which shares of Capital Stock may be purchased under a Stock Option shall be determined by the Board and evidenced in the Stock Option Award Certificate, and shall be paid by the Participant in full at the time of the exercise in cash or, following an initial Public Offering and to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate exercise price under the Stock Option for the Shares being purchased, so long as such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles).

     9. STOCK OPTIONS - CERTAIN RIGHTS, OBLIGATIONS AND LIMITATIONS.

     Stock Options and Stock Option Shares shall include and be subject to such obligations and rights as may be set forth in or pursuant to the Stock Option Award Certificate and Appendix A to the Employment Agreement, including, without limitation, tag-along rights, drag-along rights and restrictions on transfer. No Stock Option shall confer on the Participant any of the rights of a shareholder of the Company unless and until shares of Capital Stock are duly issued or transferred to the Participant in accordance with the terms of the Stock Option.

     10. TAXES.

     The Company shall have the right to withhold, at the time of exercise of Stock Options under the Plan, an appropriate number of shares for payment of taxes required by Federal, state or local law or to require the Participant to pay to the Company in cash any amounts required to be withheld.

     11. CHANGES TO THE PLAN AND STOCK OPTIONS.

     (a) Changes to the Plan. The Board may amend the Plan without the consent of shareholders or the Participant to the extent necessary to comply with any Federal or state law or regulation or the rules of any stock exchange on which the Capital Stock may be listed.

     (b) Changes to Stock Options. The Board may waive any conditions or rights under, or amend, alter, accelerate, suspend, discontinue or terminate, any Stock Option theretofore granted and any Stock Option Award Certificate relating thereto; provided, however, that, without the consent of the Participant, no such amendment, alteration, suspension, discontinuation or termination of any Stock Option may impair the rights of such Participant under such Stock Option.

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     12. TERMINATION OF EMPLOYMENT.

     If the employment of the Participant by the Company terminates, all Stock Options and Stock Option Shares held by such Participant shall be governed by, and shall be subject to, the terms and conditions set forth below and set forth in any Stock Option Award Certificate and in Appendix A to the Employment Agreement.

     (a) Death or Disability.

     (i) If the employment of the Participant is terminated after January 31, 2003 as a result of death or Disability, all Stock Options held by such Participant shall thereupon become immediately exercisable.

     (ii) If the employment of the Participant is terminated as a result of death or Disability, all Stock Options held by such Participant (A) which are not then exercisable shall terminate and (B) which are then exercisable shall terminate on the date which is the first anniversary of such Participant's termination of employment.

     (iii) In the event of the Participant's death, any outstanding Stock Options may be exercised by the Participant's estate or beneficiaries; if none, then by the persons entitled thereto as determined by a court of competent jurisdiction.

     (iv) In the event the Participant suffers a Disability, any outstanding Stock Options may be exercised by the Participant, if legally competent, or a conservator or other legally designated agent or representative if the Participant is legally incompetent by virtue of such Disability.

     (b) Cause.

     (i) In the event the Participant is convicted of a felony directly related to the Company's business, and the Company terminates the Participant for Cause based on this conviction, all Stock Options held by the Participant shall terminate immediately upon such termination of employment.

     (ii) If the employment of the Participant is terminated by the Company for Cause under any circumstances other than the conviction mentioned in Section 12(b)(i) above, all Stock Options held by such Participant (A) which are not then exercisable shall terminate and (B) which are then exercisable shall terminate on the date which is ninety (90) days after such Participant's termination of employment.

     (c) Without Cause. If the employment of the Participant is terminated by the Company without Cause (other than by reason of death or Disability) or if the Participant resigns for Good Reason, all Stock Options held by such Participant shall thereupon become immediately exercisable, and shall terminate on the date which is ninety (90) days after such Participant's termination of employment.

     (d) Resignation. If the employment of the Participant resigns without Good Reason, all Stock Options held by such Participant (A) which are not then exercisable shall terminate and (B) which are then exercisable shall terminate on the date which is ninety (90) days after such Participant's termination of employment.

     13. NONASSIGNABILITY.

     Unless otherwise provided by the Board, no Stock Option shall be assignable or transferable, or payable to or exercisable by anyone other than the Participant to whom it was granted, except pursuant to

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Section 12(a).

     14. MERGERS, REORGANIZATIONS AND OTHER CORPORATE TRANSACTIONS; CHANGE IN CONTROL.

     (a) General. In the event of any change in the outstanding Capital Stock by reason of any stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Capital Stock or other corporate exchange, or any distribution to shareholders of Capital Stock other than regular cash dividends, the Board will make such equitable substitutions or adjustments, if any, as are necessary as to (i) the number or kind of Capital Stock or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Stock Options, (ii) the Stock Option price and/or
(iii) any other affected terms of such Stock Options.

     (b) Change in Control. In the event of a Change in Control, the Board will take such actions, if any, as it in good faith deems equitable with respect to any Stock Option (including, without limitation, (i) the acceleration of the Stock Option, (ii) the payment of cash equal to the excess of the per share consideration received by the holders of Capital Stock in the Change in Control, in exchange for the cancellation of the Stock Option and/or (iii) the requiring of the issuance of substitute Stock Options that will substantially preserve the value, rights and benefits of any affected Stock Options previously granted under the Plan) effective upon the date of the consummation of the Change in Control.

     15. NOTICE.

     Any notice to the Company required by any of the provisions of the Plan shall be addressed to the Legal Department of Premcor Inc. in writing, and shall become effective when it is received. Any notice to the Participant required by any of the provisions of the Plan shall be addressed to the Participant in writing at the most recent home address of the Participant set forth in the personnel records of the Company and shall become effective when it is received.

     16. LEGAL REQUIREMENTS.

     (a) General. The Plan, the granting and exercising of Stock Options thereunder and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations.

     (b) Rule 16b-3. It is the intent of the Company that any Stock Option granted to a person who is subject to Section 16 of the 1934 Act qualify for exemption under Rule 16b-3. Accordingly (i) if any provision of the Plan or any Stock Option Award Certificate would cause such a Stock Option to fail to qualify for such exemption, such provision shall be construed or deemed amended to the extent necessary to enable such Stock Option to qualify for such exemption, and (ii) any provision of the Plan which is intended solely to cause a Stock Option to qualify for exemption under Rule 16b-3 shall apply only to the extent that such Stock Option would otherwise be subject to such Rule.

     17. GOVERNING LAW.

     The Plan and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly.


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     18. EFFECTIVE AND TERMINATION DATES.

     Subject to the execution of the Employment Agreement by Executive, the Plan shall become effective on February 1, 2002; provided that the Plan shall not become effective and no initial Stock Options shall be effective unless and until Premcor Inc. obtains the affirmative vote of more than seventy-five percent of all shareholders who (a) are not receiving any Stock Options and (b) are not lineally related to, or the spouse of, any individual who would receive the Stock Options. The Plan shall terminate ten years after its effective date, subject to earlier termination by the Board pursuant to Section 11 or otherwise pursuant to Section 12.

     WHEREBY, this Plan is established this 1st day of February, 2002.

                                        /s/ Jeffry N. Quinn
                                        -----------------------------
                                        Name: Jeffry N. Quinn
                                        By and on behalf of PREMCOR INC.